UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2004

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release Date September 30, 2004

Section 5 — Corporate Governance and Management

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 30, 2004, the Board of Directors of American Axle & Manufacturing Holdings, Inc. appointed Elizabeth (Beth) Chappell to fill a vacant seat on the Board until the 2005 annual meeting of shareholders, at which time she will be nominated for election by the shareholders. There are no arrangements between Ms. Chappell and any other person pursuant to which Ms. Chappell was selected as a director, nor are there any transactions to which the registrant or any subsidiary thereof is a party and in which Ms. Chappell has a material interest subject to disclosure under Item 404(a) of Regulation S-K. A copy of the press release announcing Ms. Chappell’s appointment is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated September 30, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: September 30, 2004	By:	/s/Patrick S. Lancaster
Patrick S. Lancaster
Vice President, Chief Administrative Officer & Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 30, 2004